Exhibit 99.1

Digital Ally Files Suit to Halt Threats of Alleged Patent Infringement by Utility Associates, Inc.

LENEXA, Kansas (October 28, 2013) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial applications, today announced that it has filed a lawsuit to eliminate threats by Utility Associates, Inc. (“Utility”) of alleged patent infringement regarding U.S. Patent No. 6,831,556 (the ‘556 patent).

Utility has recently mailed letters to current and prospective purchasers of Digital Ally’s mobile video surveillance systems threatening that the use of such systems purchased from third parties not licensed to the ‘556 patent would create liability for patent infringement. Digital Ally rejects Utility’s assertion and will vigorously defend the right of end-users to purchase such systems from providers other than Utility.

On October 25, 2013, Digital Ally filed a Complaint in the United States District Court for the District of Kansas, seeking a declaration that Digital Ally’s advanced mobile video surveillance systems do not infringe any claim of the ‘556 patent. In addition, Digital Ally will be taking steps to invalidate the ‘556 patent through appropriate procedures at the United States Patent and Trademark Office.

“Digital Ally welcomes fair competition in the marketplace and will vigorously defend its right to compete, as well as the right of current and prospective customers to purchase its products, without facing threats of alleged patent infringement,” stated a Digital Ally spokesperson. “Digital Ally believes that these rights will be vindicated in the aforementioned proceedings.”

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial applications. The Company’s primary focus is digital video imaging and storage. For additional information, visit www.digitalallyinc.com.

The Company is headquartered in Lenexa, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward- looking statements include, but are not limited to, the following: whether the legal actions that the Company is taking will achieve its objects; whether the actions taken by Utility Associates, Inc. will have a negative impact on the business of the Company; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2012 and quarterly report on Form 10-Q for the three and six months ended June 30, 2013, as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com